UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement dated March 25, 2024
to the Proxy Statement for the Annual Meeting of Stockholders of Bloomin’ Brands, Inc.
To be held on April 23, 2024

This proxy statement supplement (this “Supplement”), dated March 25, 2024, supplements and amends the proxy statement filed with the Securities and Exchange Commission on March 4, 2024 (the “Proxy Statement”) relating to the proxies being solicited by the Board of Directors (the “Board”) of Bloomin’ Brands, Inc., a Delaware corporation (the “Company” and “we,” “us” or “our”), in connection with the Company’s Annual Meeting of Stockholders to be held on Tuesday, April 23, 2024 (the “Annual Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

The purpose of this Supplement is to update biographical information on page 14 of the Proxy Statement for R. Michael Mohan, Chairman of the Board who is standing for reelection. On March 13, 2024, Mr. Mohan notified the Board of his appointment to the position of Interim Chief Executive Officer of Petco Health and Wellness Company, Inc. (“Petco”). In conjunction with his appointment, Mr. Mohan stepped down from Petco’s Audit Committee and Petco’s Lead Independent Director role.

The Board has determined that Mr. Mohan’s simultaneous service as Interim Chief Executive Officer of Petco and a director on three public company boards (including the Company’s Board) does not impair his ability to effectively serve as the Company’s Board Chair due to, among other factors, his background as the former President and Chief Operating Officer of Best Buy Co.

On March 23, 2024, upon the recommendation of the Company’s Nominating and Corporate Governance committee, and after considering factors relevant to Mr. Mohan’s continued service on the Board, the Board re-affirmed its approval of Mr. Mohan’s nomination to stand for reelection at the Annual Meeting.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from information contained in the Proxy Statement, the information in this Supplement updates the Proxy Statement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Important information regarding how to vote your shares and how to change votes already cast is available in the Proxy Statement.

By order of the Board of Directors,

Kelly Lefferts
Secretary
Tampa, Florida
March 25, 2024